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                                CORPORATIONS LAW

                            Company Limited by Shares

                                  CONSTITUTION

                                      -of-

                        MACQUARIE SECURITISATION LIMITED


                                   PRELIMINARY

1.      (1)      IN this Constitution, unless the contrary intention appears -

                 "Constitution" means this Constitution as altered or added to from time to time and a reference to a provision of this Constitution is a reference to that provision as altered or added to from time to time;

                 "call" includes an installment of a call;

                 "charge" includes a mortgage;

                 "Law" means the Corporations Law as amended or re-enacted from time to time and a reference to a provision of the Law is a reference to that provision as amended or re-enacted from time to time;

                 "the Company" means Macquarie Securitisation Limited;

                 "debenture" means a debenture or debenture stock of the Company and includes a bond note or other security of the Company whether constituting a charge on its assets or not;

                 "Director" includes an Alternate Director but not an Associate Director;

                 "Directors" means all or some of the Directors (not being less than a quorum) acting as a board;

                 "holding company" means a body corporate of which the Company is a wholly-owned subsidiary;

                 "Member" means a person who is registered as the holder of shares in the capital of the Company;


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                 "paid", in relation to shares and capital, includes credited as paid;

                 "person" and words importing persons include bodies corporate;

                 "register" means the register of members kept pursuant to the Law and includes a branch register;

                 "representative" means a body corporate representative appointed by a member pursuant to the Law;

                 "Secretary" includes an Acting Secretary and a person appointed by the Directors to perform all or any of the duties of a Secretary;

                 "share" means a share in the Company;

                 words importing the singular include the plural and vice versa and words importing the masculine include the feminine and neuter; and

                 "writing" includes typewriting, printing, lithography, photography and other modes of representing or reproducing words in a visible form and "written" has a corresponding meaning.

        (2) The headings are inserted for convenience only and do not affect the construction of this Constitution.

                 The powers conferred on the Company, the Directors, a Director or a member may be exercised at any time and from time to time;


2. THE Replaceable Rules contained in the Law are displaced by this Constitution and accordingly do not apply to the Company.


                                     SHARES

3. SUBJECT to the Law this Constitution and any special rights conferred on the holders of any shares or class of shares -

        (a)      the issue of shares is under the control of the Directors;

        (b) the Directors may allot or otherwise dispose of such unissued shares with such preferred, deferred or other rights and subject to such restrictions as to dividends, voting, return of capital, payment of calls or otherwise to such persons, on such terms and conditions as they think fit;

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        (c)      the Directors may on the issue of shares differentiate between the holders thereof as to the amount of calls to be paid and the times of payment; and

        (d) the Directors may grant to any person an option over shares during such time and for such consideration as they think fit.

4.      (1)      THE Company shall not issue any preference shares nor shall any issued shares be converted into preference shares unless the rights of the holders of the preference shares with respect to repayment of capital, participation in surplus assets and profits, cumulative or non-cumulative dividends, voting and priority of payment of capital and dividend in relation to other shares or other classes of preference shares are set out in this Constitution.

        (2) Where the Company proposes to issue preference shares or to convert issued shares into preference shares and those preference shares are to rank equally with or in priority to preference shares already issued, unless that is expressly permitted by the conditions of issue of the preference shares already issued, the issue or conversion shall be deemed to be a modification of the rights attached to the preference shares already issued.

        (3) Subject to the Law, the Company may issue preference shares which are, or at the option of the Company are to be liable, to be redeemed on such terms and conditions and in such manner as the Directors determine before the issue thereof.

                            TRANSFER AND TRANSMISSION
                                    OF SHARES

5.      (1)      A transfer of shares shall not be registered unless -

                 (a) there has been lodged with the Company a proper instrument of transfer duly stamped if necessary, executed by the transferor and executed by the transferee except where execution by the transferee is rendered unnecessary by statute; and

                 (b) in the case of a transfer of partly paid shares the
                     transfer is endorsed by, or accompanied by an instrument executed by, the transferee to the effect that he agrees to accept the shares subject to the terms and conditions on which the transferor held them and to become a member and be bound by the Company's Constitution.


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        (2)      The transferor remains the holder of the shares and the member of the Company in respect thereof until the name of the transferee is entered in the register.

6.      (1)      SUBJECT to any applicable law relating thereto, an instrument of transfer shall be in the usual or common form or in any other form acceptable to the Directors generally or in a particular case and shall be left at the registered office of the Company for registration accompanied by the certificate for the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor and his right to transfer the shares.

        (2) An instrument of transfer which is registered shall be retained by the Company but an instrument of transfer which the Directors decline to register shall (except in the case of fraud) be returned on demand to the person depositing it.

7. THE Directors may in their absolute discretion decline to register any transfer or transmission of shares without assigning any reason therefor.

8. SUBJECT to the provisions of this Constitution as to transfers and transmissions of shares (especially Clause 7) -

        (a) a person becoming entitled to a share in consequence of the death or bankruptcy of a member or a vesting order may, upon producing such evidence that he sustains the character in respect of which he proposes to act under this Clause or of his title as the Directors think sufficient, either be registered himself as the holder of the share or transfer the share;

        (b) a person lawfully administering the estate of a member under the provisions of a law relating to mental health or the administration of the estates of patients or infirm persons may, upon producing such evidence that he sustains the character in respect of which he proposes to act under this Clause as the Directors think sufficient, transfer any share registered in the name of that member.

                                BORROWING POWERS

9. THE Directors may exercise all the Company's powers to borrow money and secure any debts, liabilities, contracts or obligations incurred or undertaken by the Company in such terms and conditions as they think fit and in particular may accept deposits, issue perpetual or redeemable debentures and give a charge or other security over the whole or any part of the Company's undertaking and property (present and future) including its uncalled capital for the time being.


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10.     SUBJECT to the Law, where a Director or other officer of the Company becomes personally liable for the payment of a sum primarily due from the Company the Directors may execute or cause to be executed a charge or other security over the whole or any part of the Company's undertaking and property (present and future) including its uncalled capital for the time being by way of indemnity to secure him against any loss in respect of that liability.

                                GENERAL MEETINGS

11.

        (1) The Directors may whenever they think fit convene a general meeting.

        (2) The accidental omission to give notice of any meeting to or the non- receipt of any such notice by any of the members shall not invalidate any resolution passed at any such meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

12. TWO members present in person or by proxy, attorney or representative are a quorum at a general meeting.

13. THE Chairman of Directors is entitled to preside at every general meeting but if there is no such Chairman or if he is not present within 15 minutes after the time appointed for a meeting or is unwilling to act the members present shall elect one of their number to be Chairman of the meeting.

                                VOTES OF MEMBERS

14. SUBJECT to the rights and any restrictions attached to or affecting any class of shares on a show of hands each person present as a member, proxy, attorney or representative has one vote and on a poll each member present in person or by proxy, attorney or representative has one vote for each share held by him.

15.     (1)      WHERE there are joint holders of a share any one of them may vote at a meeting in person or by proxy, attorney or representative in respect of that share as if he were solely entitled thereto but if more than one is present as aforesaid the member whose name stands first in the register in respect of the share is alone entitled to vote in respect thereof.


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        (2)      Legal personal representatives of a deceased member in whose sole name a share stands shall for the purpose of this Clause be deemed joint holders thereof.

        (3) In the case of an equality of votes the Chairman of the meeting has both on a show of hands and at a poll a casting vote in addition to any votes to which he may be entitled as a member.

16. A member may by power of attorney duly executed in the presence of at least one witness (which power shall if necessary be duly stamped) appoint an attorney to act on his behalf at all or any meetings of the Company or of any class of members.

17. In order to be effective an instrument appointing an attorney pursuant to Clause 16, together with such evidence of due stamping and execution and non-revocation of the power of attorney as the Directors may require must be deposited at the registered office of the Company not less than 48 hours before the time appointed for the meeting or adjourned meeting or poll which the appointee proposes to attend or on which he proposes to vote.

                                    DIRECTORS

18.     (1)      UNLESS otherwise determined by the Company in General Meeting the number of Directors shall not be less than three and not more than 12.

        (2) If there is only one Director in office he shall forthwith convene an extraordinary general meeting of members of the Company for the purpose of appointing another Director or Directors of the Company.

        (3) A Director howsoever appointed shall continue to hold office subject to Clause 19 until his death or resignation.

        (4) The Company by resolution in general meeting may appoint any person to be a Director of the Company.

        (5) The Directors may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

        (6) The remuneration for the services of any Director shall be fixed by the Board of Directors.

        (7) Where a Director is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for the Company, the Company may remunerate him, if the Director performs such extra services, by payment of a fixed sum determined


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                 by the Directors and that remuneration may be either in
                 addition to or in substitution for his share in the remuneration provided for in sub- clause (6) of this Clause.

        (8) A Director shall in addition to his remuneration as aforesaid be reimbursed out of the funds of the Company such reasonable traveling, accommodation and other expenses as he may incur when traveling to or from meetings of the Directors or when otherwise engaged on the business of the Company.

                   VACATION OF OFFICE AND CONFLICT OF INTEREST

19.     THE office of a Director is automatically vacated if he -

        (a) ceases to be a Director by virtue of, or becomes prohibited from being a Director by reasons of an order made under, the Law;

        (b) becomes bankrupt or insolvent or makes an arrangement or composition with creditors of his joint or separate estate generally;

        (c) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under a law relating to mental health;

        (d) resign his office by notice in writing to the Company or refuses to act; or

        (e) is removed from office by a resolution of the Company in general meeting.

20.     (1)      A Director may vote in respect of a contract in which he has directly or indirectly a personal material interest.

        (2) An interested Director may attest the affixing of the common seal, duplicate common seal or official seal of the Company to a contract or any other document.

        (3) A Director may, notwithstanding his office as such and the fiduciary relationship thereby established -

                 (a) hold an office or place of profit (except that of Auditor)
                     under the Company or under any body corporate in which the Company is a member or otherwise interested;

                 (b) enter into a contract with the Company as vendor, purchaser or otherwise and participate in any association, institution, fund, trust, scheme or convenience for past or present employees or

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                     Directors of the Company, a related corporation or any of
                     their respective predecessors in business or their dependants or persons connected with them; and

                 (c) retain for his own benefit any profit arising from any such office, place of profit or contract and any pension, allowance or other benefit received by reason of such participation.

        (4) A Director is authorised to act in the best interests of a holding company.

        (5) A contract entered into by or on behalf of the Company is not void or voidable by reason only that a Director is in any way directly or indirectly interested therein.

        (6) In this Clause, where the context admits, "contract" includes an arrangement and a proposed contract or arrangement.

21. IF any Director holds in trust for the Company any shares or securities in any other company and qualifies by reason of such holding to become a Director of such other company, he may retain all or so much of the remuneration received by him for acting as such Director for such period or periods as the Company in General Meeting resolves, but until resolved by the Company he shall account to the Company for all such remuneration received by him.

                               POWERS OF DIRECTORS

22. THE management of the business of the Company is vested in the Directors and they may exercise all such powers and do all such acts and things not by this Constitution or by statute directed or required to be exercised or done by the Company in general meeting but subject nevertheless to the provisions of the Law and of this Constitution and to any regulations not being inconsistent with this Constitution made by the Company in general meeting but a regulation made by the Company in general meeting may not invalidate a prior act of the Directors.

                            PROCEEDINGS OF DIRECTORS

23.     (1)      THE Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit. The Directors may conduct Board meetings by telephone or other instantaneous means of conferring for the dispatch of business allowing each person to hear and be heard by each other person present, without a Director being in the physical presence of another Director or other Directors.

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        (2)      Until otherwise determined by the Directors two Directors
                 present in person or by proxy are a quorum.

        (3) An interested Director shall be counted in a quorum notwithstanding his interest.

24. THE Directors may elect a Chairman and determine the period during which he is to hold office but if no Chairman is elected or if at any meeting the Chairman is not present at the time appointed for holding the same the Directors present shall choose one of their number to be Chairman of the meeting.

25. QUESTIONS arising at a meeting of the Directors shall be decided by a majority of votes and in the case of an equality of votes the Chairman of the meeting has a casting vote.

26. SUBJECT to the Law, a resolution in writing signed by all the Directors of the Company or by all the Directors who are for the time being in Australia and in either case not being less than the quorum prescribed for meetings of the Directors is as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted and may consist of several documents in like form each signed by one or more of the Directors.

27. ALL acts of the Directors or a person acting as a Director are valid notwithstanding that it is afterwards discovered that there was some defect in the appointment of them or any of them or that they or any of them were disqualified or had vacated office.

                               ALTERNATE DIRECTORS

28.     (1)      SUBJECT to the Law, a Director may by writing under his hand or by telex, telegram, cablegram, radiogram or other form of visible communication, appoint a person approved by a majority of the other Directors to act as an Alternate Director in his place whether for a stated period or periods or until the happening of a specified event or from time to time.

        (2)      An Alternate Director -

                 (a) may be removed or suspended from office by writing under the hand of the Director by whom he was appointed or by telex, telegram, cablegram, radiogram or other form of visible communication from that Director;


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                 (b) subject to this Constitution is entitled to receive notice of meetings of the Directors and to attend and vote thereat if the Director by whom he was appointed is not present and, where he is also a Director in his own right or Alternate Director for another Director as well, to have a separate vote on behalf of the Director he is representing in addition to his own or that other Director's vote;

                 (c) may exercise all the powers except the power to appoint an
                     Alternate Director and, subject to the Law, perform all the duties of the Director by whom he was appointed insofar as the latter has not exercised or performed them;

                 (d) automatically ceases to be an Alternate Director if the
                     Director by whom he was appointed ceases to be a Director;

                 (e) whilst acting as a Director is responsible to the Company for his own acts and defaults and the Director by whom he was appointed is not responsible therefor;

                 (f) is not entitled to receive any remuneration from the
                     Company as a Director except for any special services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director; and

                 (g) shall not be taken into account separately from the
                     Director by whom he was appointed in determining the number of Directors.

                                   COMMITTEES

29.     (1)      The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed must in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

        (2) A committee may elect a Chairman of its meetings. If no such Chairman is elected, or if at any meeting the Chairman is not present within 10 minutes of the appointed time, the members present may choose one of their number to be Chairman of the meeting.

        (3) A committee may meet and adjourn as it thinks proper. Questions arising at any meeting will be determined by a majority of votes of members present, and in the case of an equality of votes the Chairman of the committee will have the second or casting vote.

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                    CHEQUES AND OTHER NEGOTIABLE INSTRUMENTS

30. ALL cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors from time to time determine.

                                    SECRETARY

31. THE Directors shall appoint at least one Secretary and may remove him and may appoint a person as an acting Secretary or otherwise to perform all or any of the duties of a secretary and remove a person so appointed.

                                   COMMON SEAL

32.     (1)      THE Company may have a common seal and may have -

                 (a) a duplicate common seal which shall be a facsimile of the common seal with the addition on its face of the words "Share Seal" or "Certificate Seal"; and


        (2) The Directors shall provide for the safe custody of all seals in such manner as they think fit.

33.     (1)      NEITHER the common seal nor duplicate common seal shall be affixed to a document except pursuant to the authority of the Directors.

        (2) Every document to which the common seal or duplicate common seal is affixed shall be signed by a Director and countersigned by the Secretary or a second Director or some other person appointed generally or in a particular case by the Directors for that purpose.

                                     RESERVE

34.     (1)      THE Directors may -

                 (a) before declaring a dividend set aside out of the profits of the Company such sums as they think fit as reserves to meet contingencies or for equalising dividends or for special dividends or for repairing, improving or maintaining any of the property of the Company or for such other purposes as they think conducive to the interests of the Company; and

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                 (b) invest the several sums so set aside upon such investments as they think fit and deal with and vary those investments and dispose of all or any part thereof for the benefit of the Company and divide the reserves into such special reserves as they think fit and employ the reserves or any part thereof in the business of the Company without being bound to keep the same separate from the other assets.

        (2) The Directors may also without placing the same to reserve carry forward any profits which they think it prudent not to divide.

                                    DIVIDENDS

35.     (1)      SUBJECT to this Constitution and the rights of the holders of shares with any special, preferential or qualified rights attached thereto, the profits of the Company which the Directors determine to distribute by way of dividend shall be applied in payment of dividends upon the shares in proportion to the amounts paid thereon respectively.

        (2) All dividends shall be apportioned and paid proportionately to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid but where the conditions of issue of a share provide that it shall rank for dividend as from a particular date that share ranks for dividend accordingly.

36.     (1)      THE power to declare or pay dividends and to pay interim
                 dividends and to fix the time for payment thereof is vested in the Directors and notice of the declaration or payment may be given to members by advertisement or otherwise as the Directors determine.

        (2)      A dividend does not bear interest as against the Company.

        (3) A declaration by the Directors as to the amount of the profits available for dividend is conclusive and binding on all members.


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                            CAPITALISATION OF PROFITS

37.     (1)      THE Directors when determining that a dividend is payable or paying an interim dividend may resolve that the dividend be paid wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures or paid up shares in or debentures of any other body corporate or in any one or more of those ways.

        (2) The Directors may resolve that any moneys, investments or other assets forming part of the undivided profits of the Company or standing to the credit of a reserve or in the hands of the Company and available for dividend be capitalised and distributed among such of the members as would be entitled to receive the same if distributed by way of dividend and in the same proportions on the basis that they become entitled thereto as capital and that all or any part of the capitalised fund be applied on behalf of those members in paying up in full any unissued shares or debentures (which shall be distributed accordingly) or in or towards payment of the uncalled liability on any issued shares or debentures and that distribution or payment shall be accepted by those members in full satisfaction of their interest in the capitalised fund.

        (4) For the purpose of giving effect to a resolution under this Clause the Directors may settle any difficulty which arises as to the distribution or payment as they think fit and in particular may issue fractional certificates, fix the value for distribution of any specific assets, determine that cash payments be made to any members on the basis of the value so fixed or that fractions of 50 cents or of a lesser amount be disregarded in order to adjust the rights of all parties and may vest any property in trustees upon such trusts for the persons entitled to the dividend or capitalised fund as they think fit.


                               ACCOUNTS AND AUDIT

38. THE Directors shall ensure that the Company observes the requirements of the Law as to accounts and audit.

                                   WINDING UP

39.     (1)      IF the Company is wound up the assets available for
                 distribution among the members shall be distributed, as nearly as possible, to the members in proportion to the number of shares held by them respectively.

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        (3)      This Clause does not add to or detract from the rights of the holders of preference shares or other shares issued on special terms and conditions.

40. ON a members' voluntary winding up a commission or fee shall not be paid by the Company to a liquidator except with the sanction of a general meeting specifying the commission or fee proposed to be paid.

41. WHEN the Company is wound up the liquidator may with the sanction of a special resolution -

        (a) distribute the whole or any part of the Company's assets (whether consisting of property of the same kind or not) in specie among some or all of the members and for that purpose set such value as he deems fair upon the property so distributed and determine how the distribution is to be carried out as between different members or different classes of members; and

        (b) vest the whole or any part of the Company's assets (whether consisting of property of the same kind or not) in trustees upon such trusts for the benefit of some or all of the members or some or all of any class of members as are sanctioned by the special resolution.

        but a member shall not be compelled to accept any shares in a body corporate or other securities in respect of which there is a liability.



                             INDEMNITY AND INSURANCE
                              Indemnity of officers

42(1)         Every person who is or has been:

              (a) a director of the Company or of a wholly-owned subsidiary of the Company; or

              (b) a secretary of the Company or of a wholly-owned subsidiary of the Company;

              is entitled to be indemnified out of the property of the Company against:

              (c) every liability incurred by the person in that capacity (except a liability for legal costs); and


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              (d)    all legal costs incurred in defending or resisting (or
                     otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity,

              unless:

              (e) the liability is owed to the Company or to a related body corporate;

              (f)    the liability is for a pecuniary penalty order under
                     section 1317G of the Corporations Law or a compensation order under section 1317H of the Corporations Law;

              (g) the liability is owed to someone other than the Company or a related body corporate and did not arise out of conduct in good faith;

              (h)    the legal costs are incurred:

                     (i) in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified because of sub-clause 42(1)(e), (f) or
                     (g); or

                     (ii) in defending or resisting proceedings in which the person is found guilty; or

                     (iii) in defending or resisting proceedings brought by the Australian Securities and Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except in responding to actions taken by the Australian Securities and Investments Commission or a liquidator as part of an investigation before commencing proceedings for the court order); or

                     (iv) in connection with proceedings for relief to the person under the Corporations Law in which the court denies the relief.

                     For the purposes of sub-clause 42(1)(h), the outcome of proceedings is the outcome of the proceedings and any appeal in relation to the proceedings.

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                                    INSURANCE

       (2) The Company may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who has or has had a capacity mentioned in sub-clause 42(1)(a) or
              (b) against any liability incurred by the person in that capacity, unless the liability is for something other than legal costs and arises out of:

              (a) conduct involving a willful breach of duty in relation to the Company; or

              (b)    a contravention of section 182 or 183 of the Corporations
                     Law.




DATED this 15th day of June, 2001
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Signed for the purpose of identification: /s/ Dennis Leong
                                          ----------------------------------
                                          Name: Dennis Leong
                                          Title: Company Secretary of Macquarie
                                                 Bank Limited








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